SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

Wuhan General Group (China), Inc.

(Name of Registrant as Specified in Its Charter)

______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

1

WUHAN GENERAL GROUP (CHINA), iNC.

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone

Wuhan, Hubei, People’s Republic of China 430200

(86) 27-5970-0069

To the Holders of Common Stock of Wuhan General Group (China), Inc.:

This Information Statement is being circulated to inform the stockholders of an action already approved by written consent of the majority stockholders holding the voting rights equivalent to 61.1% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20 days after the mailing of this Information Statement are as follows:

effecting a 10:1 reverse split of the Company’s issued and outstanding common stock (pursuant to which the number of authorized shares of common stock will remain 100,000,000 following such reverse stock split); any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Xu Jie

Xu Jie

Chairman of the Board

May [*], 2012

2

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

May [*] 2012

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wuhan General Group (China), Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about May 24, 2012, the Company received written consents in lieu of a meeting of Stockholders from holders of 19,844,398 shares representing approximately 61.1% of the 32,505,000 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Board of Directors, to effect a 10:1 reverse split of the Company’s common stock (pursuant to which the number of authorized shares of common stock will remain 100,000,000 following such reverse stock split) (the “Reverse Stock Split”). Any fractional shares post-split will be rounded up to the next whole share.

On May 24, 2012, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on May 24, 2012, in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

3

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Reverse Stock Split. The Board believes that the Reverse Stock Split could help maintain the Company’s listing on The NASDAQ Capital Market (“NASDAQ”). NASDAQ Listing Rule 5550(a)(1) requires a minimum bid price of $1 per share for a NASDAQ listed company to continue listing on the NASDAQ Capital Market (the Minimum Bid Price Rule”). The closing bid prices of the Company’s Common Stock have been below $1.00 per share for a number of consecutive business days. On May 17, 2011, the Company received a letter from the NASDAQ Stock Market LLC stating that based on the closing bid price of the Company’s common stock for the previous 30 consecutive business days, the Company did not meet the minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2).  In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company had a grace period of 180 calendar days, until November 14, 2011, to regain compliance with the minimum bid price requirement.  The Company did not regain compliance by November 14, 2011. On November 15, 2011, NASDAQ granted the Company an additional extension of 180 calendar days, until May 11, 2012, to meet the minimum bid price requirement. The Company did not regain compliance by May 11, 2011. On May 14, 2012 the Company received written notification from NASDAQ that the Company’s common stock is subject to delisting from NASDAQ, pending the Company’s opportunity to request a hearing before the NASDAQ Hearings Panel (the “Panel”). On May 18, 2012 the Company requested a hearing before the Panel.

Given the receipt of such deficiency letter and subsequent notification of delisting from NASDAQ, the Board believes it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split to increase the market price of the Company’s Common Stock so that the Company is able to regain compliance with the Minimum Bid Price Rule.

However, there is no assurance that the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

General

The Board approved a resolution to effect a ten-for-one (10:1)reverse stock split.  Under this Reverse Stock Split each ten (10) shares of our Common Stock will be converted automatically into one (1) share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share.  The Company anticipates that the effective date of the Reverse Stock Split will be June [*], 2012.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TEN-FOLD.

4

Purpose and Material Effects of the Reverse Stock Split

The Board believes that the Reverse Stock Split could help maintain the Company’s listing on The NASDAQ Capital Market (“NASDAQ”). NASDAQ Listing Rule 5550(a)(1) requires a minimum bid price of $1 per share for a NASDAQ listed company to continue listing on the NASDAQ Capital Market (the Minimum Bid Price Rule”). The closing bid prices of the Company’s Common Stock have been below $1.00 per share for a number of consecutive business days. On May 17, 2011, the Company received a letter from the NASDAQ Stock Market LLC stating that based on the closing bid price of the Company’s common stock for the previous 30 consecutive business days, the Company did not meet the minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2).  In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company had a grace period of 180 calendar days, until November 14, 2011, to regain compliance with the minimum bid price requirement.  The Company did not regain compliance by November 14, 2011. On November 15, 2011, NASDAQ granted the Company an additional extension of 180 calendar days, until May 11, 2012, to meet the minimum bid price requirement. The Company did not regain compliance by May 11, 2011. On May 14, 2012 the Company received written notification from NASDAQ that the Company’s common stock is subject to delisting from NASDAQ, pending the Company’s opportunity to request a hearing before the NASDAQ Hearings Panel (the “Panel”). On May 18, 2012 the Company requested a hearing before the Panel.

Given the receipt of such deficiency letter and subsequent notification of delisting from NASDAQ, the Board believes it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split which would have the result of increasing the market price of the Company’s Common Stock so that the Company is able to regain compliance with the Minimum Bid Price Rule.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 5 for 1 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable merger candidate will emerge.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 32,505,000 shares as of May 25, 2012 to approximately 3,250,500 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares and the par value of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	32,505,000	67,495,000

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
100,000,000	3,250,500	96,749,500

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by ten). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

5

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed above, the reason the Reverse Stock Split is being proposed is to increase price level of our Common Stock in order to meet the minimum bid price requirement of a senior stock exchange. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The main purpose and advantage for the Reverse Stock Split is to increase the price level of our Common Stock in order to meet the minimum bid price requirement of a senior national stock exchange. The current bid prices of our Common Stock on the OTC Bulletin Board are lower than most of the senior stock exchange. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Dissenter’s Rights of Appraisal

The Stockholders have no right under the NRS, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

Procedure for Exchange of Stock Certificates

The Company anticipates that the reverse split will become effective on June [*], 2012, or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Corporate Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

6

Summary of Reverse Stock Split

Below is a brief summary of the Reverse Stock Split:

o	The issued and outstanding Common Stock shall be reduced on the basis of one (1) post-split share of the Common Stock for every ten (10) pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

o	Stockholders of record of the Common Stock as of May 24, 2012 shall have their total shares reduced on the basis of one (1) post-split share of Common Stock for every ten (10) pre-split shares outstanding.

o	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 32,505,000 shall be consolidated to a total of approximately 3,250,500 issued and outstanding shares (depending on the number of fractional shares).

o	The Company's authorized number of common stock shall remain at 100,000,000 shares of the Common Stock.

o	The par value of the Company's common stock will not change.

This action has been approved by the Board and the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 23, 2012, as the record date (the “Record Date”) for the determination of Stockholders, Warrant Holders and Options Holders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May [*], 2012 to all Stockholders, Warrant Holders and Option Holders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, May 24, 2012, the Company had 32,505,000 shares of Common Stock issued and outstanding, 6,241,453 shares of Series A Convertible Preferred Stock issued and outstanding and 6,354,078 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Stockholders of the Series A and Series B Convertible Preferred Stock are not entitled to vote on matters submitted for Stockholder approval.

On May 24, 2012 the holders of 19,844,398 shares (or approximately 61.1% of the 32,505,000 shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 24, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) our directors, (iii) our named executive officers and (iv) our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

7

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Common Stock Owned (1)
Five Percent Stockholders (other than directors and named executive officers):
Citigroup Inc.(2)(3)	3,324,935	9.9%
NewQuest Capital Management (Cayman) Limited(2)(4)	3,363,820	9.9%
Adam Benowitz and Vision Capital Advisors, LLC(2)(5)	3,317,447	9.9%
The TCW Group, Inc.(2)(6)	2,231,849	6.6%

Directors and Principal Executive Officers:
Qi Ruilong	0	*
Carol Pan	0	*
Huang Zhaoqi	0	*
Brian Lin(7)	80,000	*
Xu Jie(8)	19,844,398	61.1%
Shi Yu(9)	40,000	*
Zheng Qingsong(10)	40,000	*
Larry Liu	0	*
Directors and Executive Officers as a group (8 persons)(11)	20,004,398	61.2%

*	Less than 1%.

(1)	Applicable percentage ownership is based on 32,505,000 shares of Common Stock outstanding as of May 24, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently issuable upon conversion or exercisable within 60 days of May 24, 2012, are deemed to be beneficially owned by the person holding such convertible securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	These holders received shares of our Series A Convertible Preferred Stock in a private placement transaction on February 7, 2007. In addition, we issued Series B Convertible Preferred Stock to certain of these holders in connection with the exercise of Series J Warrants, which expired on November 7, 2008. Until the preferred stock is converted, these holders have only limited voting rights with respect to the preferred stock. Because the preferred stock is presently convertible into or exercisable for shares of Common Stock, the holders are deemed to beneficially own such shares of Common Stock.

(3)	Based on a Schedule 13G/A filed by Citigroup Inc. and its affiliates (collectively, “Citigroup”) with the SEC on February 14, 2012. Citigroup owns 1,353,031 shares of Series A Convertible Preferred Stock and 2,062,232 shares of Series B Convertible Preferred Stock, which collectively are convertible into 3,415,263 shares of our Common Stock. The preferred stock is not convertible, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by Citigroup at such time, the number of shares of Common Stock which would result in Citigroup beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. Citigroup may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Citigroup beneficially owns 3,324,935 shares of our Common Stock. If Citigroup waived this ownership cap, it would beneficially own 4,953,292 shares of our Common Stock or approximately 13.8% of our outstanding Common Stock. Citigroup is deemed to beneficially own these securities, although record ownership of the securities is in the name of Old Lane Cayman Master Fund, L.P., Old Lane US Master Fund, L.P. and Old Lane HMA Master Fund, L.P. The address of Citigroup is 399 Park Avenue, New York, New York 10043.

(4)	Based on a Schedule 13G filed by NewQuest Capital Management (Cayman) Limited and its affiliates (“NewQuest”) with the SEC on April 25, 2011. NewQuest owns 1,272,779 shares of Series A Convertible Preferred Stock and 429,185 shares of Series B Convertible Preferred Stock, which collectively are convertible into 1,701,964 shares of our Common Stock. The preferred stock is not convertible, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by NewQuest at such time, the number of shares of Common Stock which would result in NewQuest beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. NewQuest may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, NewQuest beneficially owns 3,363,820 shares of our Common Stock. If NewQuest waived this ownership cap, it would beneficially own 3,592,798 shares of our Common Stock or approximately 10.5% of our outstanding Common Stock. NewQuest is deemed to beneficially own these securities, although record ownership of the securities is in the name of NewQuest Asia Investments Limited. The address of NewQuest is Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands KY1-9005.

8

(5)	Based on a Schedule 13G/A filed by Adam Benowitz, Vision Capital Advisors, LLC and its affiliates (collectively, “Vision”) with the SEC on February 14, 2012. Vision owns 1,971,117 shares of Series A Convertible Preferred Stock and 3,004,292 shares of Series B Convertible Preferred Stock, which collectively are convertible into 4,975,409 shares of our Common Stock. The preferred stock is not convertible, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by Vision at such time, the number of shares of Common Stock which would result in Vision beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. Vision may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Vision beneficially owns 3,317,447 shares of our Common Stock. If Vision waived this ownership cap, it would beneficially own 7,288,291 shares of our Common Stock or approximately 19.4% of our outstanding Common Stock. Vision is deemed to beneficially own these securities, although record ownership of the securities is in the name of Vision Capital Advantage Fund, L.P. and Vision Opportunity Master Fund, Ltd. The address of Vision is 20 West 55th Street, 5th Floor, New York, New York 10019.

(6)	Based on a Schedule 13G/A filed by The TCW Group, Inc. (“TCW”) with the SEC on February 14, 2012. TCW owns 563,176 shares of Series A Convertible Preferred Stock and 858,369 shares of Series B Convertible Preferred Stock, which collectively are convertible into 1,421,545 shares of our Common Stock. The preferred stock is not convertible, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of Common Stock owned by TCW at such time, the number of shares of Common Stock which would result in TCW beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. TCW may waive this ownership cap on 61 days’ prior notice to us. TCW is deemed to beneficially own these securities, although record ownership of the securities is in the name of TCW Americas Development Association L.P. The address of TCW is 865 South Figueroa Street, Los Angeles, California 90017.

(7)	Includes options to purchase 80,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of May 24, 2012.

(8)	Includes 19,844,398 shares of Common Stock held by Fame Good International Limited (“Fame Good”). Xu Jie, our Chairman of the Board, is also the Director and controlling stockholder of Fame Good and as a result is deemed to be the beneficial owner of the securities held by Fame Good. Mr. Xu does not directly own any shares of our Common Stock. Mr. Xu’s business address is Canglongdao Science Park of Wuhan, East Lake Hi-Tech Development Zone, Wuhan, Hubei 430200, People’s Republic of China.

(9)	Includes options to purchase 40,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of May 24, 2012.

(10)	Includes options to purchase 40,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of May 24, 2012.

(11)	Includes options to purchase 160,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of May 24, 2012.

 ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2011, as amended
2.	Quarterly Report on Form 10-Q for the period ended March 31, 2012

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone, Wuhan, Hubei, People’s Republic of China 430200, telephone: (86) 27-5970-0069.

9

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Xu Ji
Xu Jie
Chairman of the Board

10